Exhibit 99.99

CleanTech Innovations, Inc. Reports Record 2010 Financial Results, Announces $50.68 Million Order Backlog for 2011 Product Delivery

•	Record 2010 Revenue of $22.29 million, an increase of 716% compared to 2009

•	Record 2010 Net Income of $4.22 million, an increase of 408% compared to 2009

•	$50.68 million order backlog in 2011 for wind towers delivery to some of China’s largest power companies

•	Anticipates winning additional wind tower supply contracts in 2011

•	Management and insider share lockup through December 2013

NEW YORK, February 22, 2011 /PRNewswire/ -- CleanTech Innovations, Inc. (Nasdaq:CTEK - News),a U.S. company and a market leader in China's clean technology solutions in the wind energy industry, announced 2010 audited financial results for the fiscal year ended December 31, 2010.

Financial Highlights:

Record 2010 Revenue:
Record revenue of $22.29 million, an increase of $19.56 million or 716% compared to $2.73 million in 2009. Significant revenue increase was due to market entry into high margin wind tower manufacturing business in early 2010 and winning of significant wind tower supply contracts through some of China's largest power companies.

Record 2010 Net Income:
Net income for the year ended December 31, 2010, increased to $4.22 million from $0.83 million for the year ended December 31, 2009. The increase in net income was attributable to the increased sales of our products.

2011 Backlog:
Currently, CleanTech has signed contracts and received orders totaling $50.68 million (including VAT tax) for 2011 product delivery. CleanTech anticipates fulfilling these orders as well as receiving new orders in fiscal year 2011.

Completed $20 Million Financing in December 2010

In December 2010, CleanTech completed a $20 million bridge financing in a combination of long-term debt and equity through institutional investors. The successful financing enabled CleanTech to expand its product backlog significantly and positioned CleanTech for potentially strong results in 2011, anticipated to be the best year of financial performance in CleanTech's corporate history.

Management Comments and Outlook:

Bei Lu, Chairman & CEO of CleanTech, commented: "CleanTech is very pleased with its outstanding performance in 2010 as we expanded into the fast-growing and highly profitable wind tower manufacturing business. We experienced vibrant and strong customer demand from China's largest power companies. CleanTech is in a strong financial position to continue bidding on new contract opportunities and anticipates winning additional wind tower supply contracts throughout 2011. The entire management team and company insiders voluntarily locked up their shares for 3 years through at least December 2013. CleanTech management's fundamental interest is totally aligned with those of our public shareholders. We look forward to delivering a year of record earnings growth in 2011 for our shareholders."

About CleanTech Innovations, Inc

CleanTech Innovations, Inc. (Nasdaq:CTEK - News) is a U.S. public company with its primary operations in China. CleanTech designs and manufactures high performance clean technology products that promote renewable energy generation, energy savings and pollution reduction. CleanTech's products include wind turbine towers, bellows expansion joints and pressure vessels, which are broadly used in the wind power, steel, coking, petrochemical, high voltage electricity transmission and thermoelectric industries. CleanTech's longstanding customers include China Guodian, Huaneng Power, Sinosteel and other industrial companies.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect CleanTech's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in CleanTech's filings with the Securities and Exchange Commission.

Corporate Contact

Mr. Jason Li
Corporate Communications
CleanTech Innovations, Inc.
Tel: 011-86- 157-1403-7180
Email: investors@ctiproduct.com
Website: www.ctiproduct.com

CLEANTECH INNOVATIONS, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS

CURRENT ASSETS:
Cash and equivalents	$13,308,568	$1,295,145
Restricted cash	281,569	-
Accounts receivable, net	13,988,139	1,320,899
Other receivables and deposits	775,871	550,469
Retentions receivable	105,911	57,088
Prepayments	233,904	-
Advances to suppliers	852,518	11,245
Inventories	2,440,591	169,707
Notes receivable	75,498	-

Total current assets	32,062,569	3,404,553

NON CURRENT ASSETS:
Long term investment	90,597	87,872
Retentions receivable	2,460,202	63,234
Prepayments	315,392	254,940
Construction in progress	-	2,326,460
Property and equipment, net	10,721,944	52,864
Land use right and patents, net	3,645,622	3,536,894

Total non current assets	17,233,757	6,322,264

TOTAL ASSETS	$49,296,326	$9,726,817

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,960,401	$518,392
Other payables and accrued expenses	465,662	747,759
Unearned revenue	252,903	202,812
Short term loans	3,865,493	3,221,932
Taxes payable	921,767	466,593
Advance from shareholder	302,305	-
Short term payable, net of unamortized interest	369,937	-

Total current liabilities	8,138,468	5,157,488

NON CURRENT LIABILITIES:
Advance from shareholder	255,796	-
Long term loan	10,000,000	-
Long term payable, net of unamortized interest	1,217,241	-

Total Liabilities	19,611,505	5,157,488

CONTINGENCY AND COMMITMENTS

STOCKHOLDERS' EQUITY:
Preferred stock, $0.00001 par value, 100,000,000 shares	-	-
authorized, no shares issued and outstanding as of
December 31, 2010 and 2009, respectively
Common stock, $0.00001 par value, 100,000,000 shares	250	151
authorized, 24,963,322 and 15,122,000 shares issued and
outstanding as of December 31, 2010 and 2009, respectively
Paid in capital	20,514,442	358,939
Statutory reserve fund	890,122	393,578
Accumulated other comprehensive income	1,030,432	289,383
Retained earnings	7,249,575	3,527,278

Total stockholders' equity	29,684,821	4,569,329

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$49,296,326	$9,726,817

CLEANTECH INNOVATIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

Net sales	$22,291,095	$2,730,954
Cost of goods sold	15,811,154	1,301,400

Gross profit	6,479,941	1,429,554

Operating expenses
Selling	348,960	62,088
General and administrative	1,736,761	365,172

Total operating expenses	2,085,721	427,260

Income from operations	4,394,220	1,002,294

Non-operating income (expense)
Interest income	7,566	464
Interest expense	(425,325)	(129,760)
Other income	3,190	-
Other expenses	(42,894)	-
Subsidy income	1,230,815	240,465

Total non-operating income	773,352	111,169

Income before income tax	5,167,572	1,113,463
Income tax expense	(948,731)	(282,098)

Net Income	4,218,841	831,365
Foreign currency translation	741,049	3,841

Comprehensive Income	$4,959,890	$835,206

Basic weighted average shares outstanding	18,841,531	15,122,000

Diluted weighted average shares outstanding	19,135,111	15,122,000

Basic earnings per share	$0.22	$0.05

Diluted earnings per share	$0.22	$0.05

CLEANTECH INNOVATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,218,841	$831,365
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	251,208	75,019
Stock options	168,842	-
Allowance for accounts receivable	8,692	-
(Increase) decrease in assets:
Restricted cash	(275,463)	-
Accounts receivable	(12,361,137)	(1,320,357)
Retentions receivable	(2,389,100)	(120,273)
Notes receivable	(73,861)	-
Other receivables, deposits and prepayments	(489,110)	(805,014)
Advances to suppliers	(822,688)	(11,240)
Inventories	(2,216,487)	(168,401)
Increase (decrease) in liabilities:
Accounts payable	1,395,002	517,521
Other payables and accrued expenses	(298,079)	(182,719)
Unearned revenue	42,848	202,729
Taxes payable	431,139	415,664

Net cash used in operating activities	(12,409,353)	(565,706)

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in process	-	(1,245,742)
Acquisition of property & equipment	(5,884,286)	(52,581)
Acquisition of intangible assets	(75,401)	-
Long term investment	-	(87,353)

Net cash used in investing activities	(5,959,687)	(1,385,676)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long term loans	10,000,000	3,220,612
Advance from shareholder	545,999	-
Proceeds from short term loans	11,042,802	-
Repayment of short term loans	(10,511,005)	-
Contribution by shareholders	2,132,732	-
Issuance of common stock for cash	17,050,203	-

Net cash provided by financing activities	30,260,731	3,220,612

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	121,732	60

NET INCREASE IN CASH & EQUIVALENTS	12,013,423	1,269,290

CASH & EQUIVALENTS, BEGINNING OF YEAR	1,295,145	25,855

CASH & EQUIVALENTS, END OF YEAR	$13,308,568	$1,295,145

Supplemental Cash flow data:
Income tax paid	$1,216,021	$14,883
Interest paid	$616,458	$129,274